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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 2, 2002


                               ITC/\DELTACOM, INC.
                -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           Delaware                       0-23253               58-2301135
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
     of Incorporation)                                      Identification No.)



         1791 O.G. Skinner Drive
           West Point, Georgia                                   31833
 (Address of Principal Executive Offices)                      (ZIP Code)



Registrant's telephone number, including area code:  (706) 385-8000


                                 Not applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.   Other Events.

          In April 2002, ITC/\DeltaCom, Inc. (the "Company") issued a draw down notice to the investors under its investment agreement dated as of February 27, 2001, as amended, with ITC Holding Company, Inc., SCANA Corporation and HBK Master Fund L.P. (collectively, the "investors") stating that the Company had exercised its right to require the investors to purchase additional securities from the Company under the agreement. The investment agreement provides that the Company may require the investors to purchase the Company's Series B cumulative convertible preferred stock and related common stock purchase warrants in a series of closings on or before June 20, 2002 for a total purchase price of up to $150 million. As previously reported by the Company, the obligation of the investors to purchase these securities at any closing is subject to the Company's compliance with closing conditions specified in the investment agreement. As of the date of this report, the investors have purchased securities in two prior closings for a total purchase price of $70 million pursuant to the investment agreement. The Company has received written notice from the investors asserting that the investors are not obligated to purchase additional securities at a third closing in accordance with the Company's April 2002 draw down notice because the Company allegedly has failed to satisfy certain closing conditions. The Company has advised the investors that it is reviewing its rights and remedies under and with respect to the investment agreement.

          As it has previously reported and announced, the Company is continuing actively to pursue various alternatives to alleviate the significant constraints on its liquidity. These alternatives include seeking to raise additional equity capital and pursuing a potential restructuring in which holders of the Company's public senior notes and convertible subordinated notes would exchange their notes for equity securities or for a combination of equity securities and cash. The Company has been engaged in discussions and has begun negotiations regarding a potential restructuring with a committee representing holders of a significant amount of the senior notes and with the financial advisor engaged by the committee to assist it in this process. The Company stated in a press release it issued on April 18, 2002 that it will provide additional information about its restructuring efforts in a conference call to be held on or before May 15, 2002.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ITC/\DELTACOM, INC.


Date: May 3, 2002                   /s/ J. Thomas Mullis
                                    -----------------------------------
                                    J. Thomas Mullis
                                    Senior Vice President-Legal and Regulatory



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